Exhibit 99.3

CONSENT OF CREDIT SUISSE SECURITIES (USA) LLC

Range Resources Corporation

100 Throckmorton Street

Suite 1200

Fort Worth, Texas 76102

Attention: Board of Directors

RE:	Joint Proxy Statement of Range Resources Corporation (“Range”) and Memorial Resource Development Corp. / Prospectus of Range (“Joint Proxy Statement/Prospectus”) which forms part of Amendment No. 2 to the Registration Statement on Form S-4 of Range (the “Registration Statement”).

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated May 15, 2016, to the Board of Directors of Range as Annex B to the Joint Proxy Statement/Prospectus included in Amendment No. 2 to the Registration Statement filed with the Securities and Exchange Commission as of the date hereof and the references to our firm and our opinion in such Joint Proxy Statement/Prospectus under the headings “SUMMARY—Opinion of Range’s Financial Advisor,” “THE MERGER—Background of the Merger,” “THE MERGER— Range’s Reasons for the Merger; Recommendation of the Range Board of Directors,” “THE MERGER— Opinion of Range’s Financial Advisor” and “THE MERGER—Certain Prospective Unaudited Financial and Operating Information of Range and Memorial.” The foregoing consent applies only to Amendment No. 2 to the Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any amendments or supplements thereto, and our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any other amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: July 29, 2016

CREDIT SUISSE SECURITIES (USA) LLC

/s/ Credit Suisse Securities (USA) LLC